UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2019

FTE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38322	81-0438093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

237 West 35th Street, Suite 806 New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877-878-8136

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FTNW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Chief Executive Officer

On October 21, 2019, the Board of Directors of FTE Networks, Inc. (the “Company”) appointed Stephen M. Goodwin as the Company’s new Interim Chief Executive Officer. Concurrently with Mr. Goodwin’s appointment, Fred Sacramone resigned as the Interim Chief Executive Officer of the Company. Mr. Sacramone is expected to transition into an advisory role.

Stephen M. Goodwin, age 51, has 30 years of experience in the real estate and development industry, with expertise in corporate management, real estate project entitlements, design, planning, marketing and operations. He has been involved in large-scale urban projects in California and has managed and overseen all aspects of a flagship transit oriented mixed-use development. This included investment of over $36 million from the State of California. In addition, he has participated in the successful completion of over $500 million for public infrastructure projects in the region. Mr. Goodwin was one of the original founders of Calnet Business Bank, the former Managing Director of Development for NCRF Holdings, Inc, past president of the NAIOP Sacramento Chapter, member of the Sacramento City Unified School District Foundation and president of the Property and Business Improvement District known as The River District, and he is active in regional politics and is an advocate for city civic efforts. Mr. Goodwin is a graduate of the School of Business and Finance from Saint Mary’s College in Moraga, California.

There is no arrangement or understanding between Mr. Goodwin and any other person or persons pursuant to which he was selected as an officer of the Company. There are no family relationships between Mr. Goodwin and any director or executive officer of the Company. There are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Goodwin had or will have a direct or indirect material interest.

Compensation arrangements for Mr. Goodwin are under negotiation and will be announced when finalized.

Resignation of Directors

On October 18, 2019, Fred Sacramone and Richard Omanoff resigned from the board of directors of the Company, effective immediately. There are no disagreements between each of Mr. Sacramone and Mr. Omanoff and the Company relating to matters concerning the Company’s operations, policies or practices.

At the time of his resignation, Mr. Omanoff was the chair of the Nominating and Corporate Governance Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FTE NETWORKS, INC.
(Registrant)

Date: October 23, 2019	/s/ Stephen M. Goodwin
	Name:	Stephen M. Goodwin
	Title:	Interim Chief Executive Officer

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